certification

Eric Kane, President, and Brian Curley, Treasurer of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                          Treasurer

Northern Lights Fund Trust III                                           Northern Lights Fund Trust III

/s/ Eric Kane                                                                  /s/ Brian Curley

Eric Kane                                                                        Brian Curley

Date: 12/8/2022                                                              Date: 12/8/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Centerstone Investors Trust and will be retained by the Centerstone Investors Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.